Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement (File no. 333-274194) on Form F-3/A, the registration statement (File no. 333-276882) on Form F-1/A, and the registration statement (File no. 333-293682) on Form F-3 of our report dated April 29, 2026, relating to the consolidated financial statements of Meihua International Medical Technologies Co., Ltd. appearing in the entity’s Annual Report on Form 20-F for the years ended December 31, 2025.

/s/ Li CPA LLC

Aurora Colorado

April 29, 2026